CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated September 18, 1996 included in this Registration Statement (Form N-1A No. 33-84960) of Alliance Developing Markets Fund, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
December 5, 1996


































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